Exhibit 99.1

News Announcement

FOR IMMEDIATE RELEASE

PENN NATIONAL GAMING ENTERS INTO DEFINITIVE AGREEMENT

TO ACQUIRE OPERATIONS OF MARGARITAVILLE RESORT CASINO

FOR PRE-SYNERGY PURCHASE MULTIPLE OF APPROXIMATELY 5.5X

Acquisition of the Newest Resort in the Bossier City/Shreveport Market

Expected to be Immediately Accretive to Operating Results

Wyomissing, PA (June 19, 2018) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National” or the “Company”), announced today that it has entered into a definitive agreement to acquire the operations of Margaritaville Resort Casino in Bossier City, Louisiana (“Margaritaville”) for approximately $115 million cash in a transaction that is expected to be immediately accretive to operating results upon closing.

Timothy J. Wilmott, Penn National’s Chief Executive Officer, stated, “We are pleased to partner with VICI Properties Inc. to structure this tuck-in acquisition of Bossier City’s newest casino resort, which is consistent with our criteria for transactions that are accretive to free cash flow, strategically diversify our revenue and operating base, and present well-defined paths to the realization of significant synergies. With a purchase multiple of 5.5x trailing twelve months adjusted earnings before interest, taxes, depreciation, amortization, and management fees, which we believe declines to below 5.0x with synergies, Penn National believes this transaction further supports our efforts to enhance shareholder value.”

Simultaneous with the closing of the transaction, Penn National will enter into a triple net lease agreement with VICI Properties Inc. (NYSE: VICI) (“VICI”) for the Margaritaville facility.  The lease will have an initial annual rent of approximately $23 million and an initial term of 15 years, with four 5-year renewal options.  The rent coverage ratio in the first year after closing is expected to be 1.9x and the Tenant’s obligations under the lease will be guaranteed by Penn National.

The proposed transaction will further expand Penn National’s regional gaming platform with a property that is complementary to its pro-forma operating base following the completion of the Company’s pending acquisition of Pinnacle Entertainment, Inc. (NASDAQ:  PNK) (“Pinnacle”).  Upon closing the Margaritaville transaction and the pending Pinnacle transaction (and taking into account announced divestitures), Penn National’s portfolio of regional gaming facilities will increase to 40 properties in 18 jurisdictions.

Penn National does not anticipate that this transaction will alter the Company’s expectation that it will end the year with net rent-adjusted leverage in the mid-5x range, pro forma for the completion of the Pinnacle acquisition.

Built in 2013, Margaritaville Resort Casino is the premier venue for gaming, lodging, dining and entertainment experiences in Northern Louisiana.  The property features 26,500 square feet of casino space, 395 hotel rooms, an island-style escape theme, 6 restaurants and food and beverage outlets, a 15,000 square foot 1,000-seat theater and 9,500 square feet of meeting space.   Margaritaville Resort Casino generated adjusted EBITDAM of approximately $44 million for the twelve month period ended March 31, 2018.

The transaction, expected to close in the second half of 2018, is subject to the approval of the Louisiana Gaming Control Board and other customary closing conditions.

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment. At March 31, 2018, the Company operated twenty-nine facilities in seventeen jurisdictions, including California, Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario, Canada. At March 31, 2018, in aggregate, Penn National Gaming operated approximately 36,100 gaming machines, 810 table games and 4,800 hotel rooms.  The Company also offers social online gaming through its Penn Interactive Ventures division.

Important Additional Information

In connection with the proposed Pinnacle transaction, on February 8, 2018, Penn filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that contains a joint proxy statement of Penn and Pinnacle and also constitutes a prospectus of Penn (the “joint proxy statement/prospectus”).  The registration statement was declared effective by the SEC on February 28, 2018 and Penn and Pinnacle commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders and stockholders on February 28, 2018.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of Penn and stockholders of Pinnacle are urged to read the definitive joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed or that will be filed with the SEC, as well as any amendments or supplements to those documents, because they contain or will contain important information. Investors may obtain a free copy of the registration statement and the joint proxy statement/prospectus, as well as other filings containing information about Penn and Pinnacle, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by Penn can be obtained, without charge, by directing a request to Justin Sebastiano, Penn National Gaming, Inc., 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Tel. No. (610) 401-2029. Copies of the documents filed with the SEC by Pinnacle can be obtained, without charge, by directing a request to Vincent Zahn, Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, Tel. No. (702) 541-7777.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the acquisition of Margaritaville on the Company’s operations and statements regarding the anticipated timing of closing of the acquisition.  These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Although the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business, there can be no assurance that actual results will not differ materially from our expectations.  Meaningful factors that could cause actual results to differ from expectations include, but are not limited to, risks related to the acquisition of the Margaritaville operations by the Company and the integration of the business to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the companies; our ability to realize potential synergies or projected financial results; the various risks relating to the Company’s pending acquisition of Pinnacle Entertainment, Inc., and other factors as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

CONTACT:

William J. Fair	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/373-2400	212/835-8500 or penn@jcir.com

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